                                                            EXHIBIT 99.1





                         Report of Independent Auditors


To the Board of Directors and Shareholders
NewCity Communications, Inc.

We have audited the accompanying consolidated balance sheet of NewCity Communications, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NewCity Communications, Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.





                                                  /s/ Ernst & Young LLP
                                                 ------------------------
                                                    ERNST & YOUNG LLP

Stamford, Connecticut
March 7, 1997

                          NewCity Communications, Inc.

                           Consolidated Balance Sheet

                     (In thousands, except for share data)


                                                                                                        DECEMBER 31
                                                                                                     1995          1996
                                                                                                 ---------------------------
ASSETS
Current assets:
 Cash and cash equivalents                                                                        $   206          $1,510
 Accounts receivable, less allowances of $678 and $645                                             10,709          13,882
 Prepaid expenses and other current assets                                                            608             674
 Deferred barter expenses                                                                           1,104           1,214
                                                                                                 ---------------------------
Total current assets                                                                               12,627          17,280




Property and equipment:
   Land                                                                                             2,237           2,154
   Buildings                                                                                        2,269           3,124
   Equipment                                                                                       16,800          17,784
   Leasehold improvements                                                                             559             577
                                                                                                 ---------------------------
                                                                                                   21,865          23,639
Less accumulated depreciation and amortization                                                     12,828          14,353
                                                                                                 ---------------------------
                                                                                                    9,037           9,286



Other assets:
 Intangibles, primarily cost in excess of net assets of businesses acquired,
   less accumulated amortization of $13,195 and $15,351                                            60,064          57,995
 Other                                                                                                212             169
                                                                                                 ---------------------------
                                                                                                   60,276          58,164
                                                                                                 ---------------------------
Total assets                                                                                      $81,940         $84,730
                                                                                                 ===========================



See accompanying notes.


                                                                                                     DECEMBER 31
                                                                                                   1995           1996
                                                                                              ------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
 Accounts payable                                                                              $    933      $     981
 Salaries, wages and commissions payable                                                            733          1,426
 Accrued interest payable                                                                         1,671          1,689
 Other accrued expenses                                                                             927          2,284
 State income taxes payable                                                                         898          1,251
 Deferred barter revenue                                                                          1,736          1,967
 Current portion of long-term debt                                                                1,200          2,000
                                                                                              ------------------------------
Total current liabilities                                                                         8,098         11,598


Long-term debt, less current portion                                                             85,800         83,373

$166.67 Cumulative redeemable preferred stock held by certain Investors
 (preference in liquidation, redemption value in 2005 - $14,000)
 Authorized, issued and outstanding shares - 6,000                                               11,348         12,348

COMMITMENTS AND CONTINGENCIES -- (Notes 9 and 12)

Stockholders' deficiency:
 Preferred Stock, par value $.05:
   Authorized shares - 5,000
   Issued shares - none
 9%Convertible Preferred Stock held by certain Investors
   (preference in liquidation), par value $.05:
     Authorized, issued and outstanding shares - 8,000                                                -              -
 Class A Common Stock, par value $.01:
   Authorized shares - 500,000
   Issued and outstanding shares - 262,000                                                            3              3
 Class B Common Stock, par value $.01:
   Authorized shares - 700,000
   Issued and outstanding shares - 166,817                                                            2              2
 Accumulated deficit                                                                            (22,671)       (21,954)
 8% Notes receivable from officers and shareholders for Class A
   Common Stock                                                                                    (640)          (640)
                                                                                              ------------------------------
                                                                                                (23,306)       (22,589)
                                                                                              ------------------------------
Total liabilities and stockholders' deficiency                                                 $ 81,940      $  84,730
                                                                                              ==============================


                          NewCity Communications, Inc.

                      Consolidated Statement of Operations



                                                                                           YEAR ENDED DECEMBER 31
                                                                                      1994          1995          1996
                                                                                  ------------------------------------------
                                                                                               (In thousands)

Broadcasting revenues:
 Local                                                                               $ 39,572       $42,774     $  47,862
 National and regional                                                                 17,781        17,335        21,995
 Other                                                                                  2,193         2,571         2,348
                                                                                  ------------------------------------------
                                                                                       59,546        62,680        72,205
 Less advertising agency commissions                                                    6,878         7,044         8,247
                                                                                  ------------------------------------------
Net revenues                                                                           52,668        55,636        63,958

Station operating costs and expenses:
   Broadcasting operations                                                             17,226        20,059        21,389
   Selling, general and administrative                                                 19,694        20,654        24,003
   Depreciation and amortization                                                        3,070         3,510         3,317
Corporate general and administrative expenses                                           1,802         1,745         2,232
                                                                                  ------------------------------------------
Total operating costs                                                                  41,792        45,968        50,941
                                                                                  ------------------------------------------
Operating income                                                                       10,876         9,668        13,017
Interest expense                                                                      (10,050)       (9,817)      (10,117)
Gain on sale of broadcasting property assets                                            1,585             -             -
Non recurring costs related to sale of Company                                              -             -          (700)
                                                                                  ------------------------------------------
      Income (loss) before income taxes and extraordinary item                          2,411          (149)        2,200

Income taxes                                                                              165           249           500
                                                                                  ------------------------------------------
                       Income (loss) before extraordinary item                          2,246          (398)        1,700
Extraordinary item, loss on extinguishment of debt                                       (182)            -             -
                                                                                  ------------------------------------------
              Net income (loss) before preferred stock dividend                         2,064          (398)        1,700
Preferred stock dividend                                                               (1,000)       (1,000)       (1,000)
                                                                                  ------------------------------------------
            Net income (loss) available to common stockholders                       $  1,064       $(1,398)    $     700
                                                                                  ==========================================


See accompanying notes.

                          NewCity Communications, Inc.

               Consolidated Statement of Stockholders' Deficiency

                     (In thousands, except for share data)



                                                                                         Common Stock
                                                 9% Convertible        -------------------------------------------------
                                                 Preferred Stock               Class A                  Class B
                                             ------------------------  -------------------------------------------------
                                               Shares      Amount         Shares      Amount       Shares      Amount
                                             ------------------------  -------------------------------------------------

Balance at December 31, 1993                    8,000       $-0-         262,000         $3       168,317        $2
Cash dividends accrued on $166.67
   Redeemable Preferred Stock
Cash dividends accrued on $50 Redeemable
   Preferred Stock (Series B)
Cash dividends accrued on $50 Redeemable
   Preferred Stock (Series C)
Net income
                                             ---------------------------------------------------------------------------
Balance at December 31, 1994                    8,000        -0-         262,000          3       168,317         2
Cash dividends accrued on $166.67
   Redeemable Preferred Stock
Net loss
                                             ---------------------------------------------------------------------------
Balance at December 31, 1995                    8,000        -0-         262,000          3       168,317         2
Cash dividends accrued on $166.67
   Redeemable Preferred Stock
Other
Net income
                                             ---------------------------------------------------------------------------
Balance at December 31, 1996                    8,000       $-0-         262,000         $3       168,317        $2
                                             ===========================================================================




                                            Additional                    Notes Receivable
                                             Paid-in      Accumulated      From Officers
                                             Capital        Deficit      and Shareholders     Total
                                           ------------------------------------------------------------

Balance at December 31, 1993                 $ 1,468       $(23,629)           $(640)       $(22,796)
Cash dividends accrued on $166.67
   Redeemable Preferred Stock                 (1,000)                                         (1,000)
Cash dividends accrued on $50 Redeemable
   Preferred Stock (Series B)                   (121)                                           (121)
Cash dividends accrued on $50 Redeemable
   Preferred Stock (Series C)                    (55)                                            (55)
Net income                                                    2,064                            2,064
                                           ------------------------------------------------------------
Balance at December 31, 1994                     292        (21,565)            (640)        (21,908)
Cash dividends accrued on $166.67
   Redeemable Preferred Stock                   (292)          (708)                          (1,000)
Net loss                                                       (398)                            (398)
                                           ------------------------------------------------------------
Balance at December 31, 1995                       0        (22,671)            (640)        (23,306)
Cash dividends accrued on $166.67
   Redeemable Preferred Stock                    (17)          (983)                          (1,000)
Other                                             17                                              17
Net income                                                    1,700                            1,700
                                           ------------------------------------------------------------
Balance at December 31, 1996                 $     0       $(21,954)           $(640)       $(22,589)
                                           ============================================================


See accompanying notes.

                          NewCity Communications, Inc.

                      Consolidated Statement of Cash Flows
                                 (In thousands)


                                                                                              YEAR ENDED DECEMBER 31
                                                                                         1994          1995         1996
                                                                                       -------------------------------------

OPERATING ACTIVITIES
Net income (loss)                                                                      $  2,064    $   (398)     $  1,700
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation and amortization of intangibles and deferred
    interest expense                                                                      4,168       3,892         3,707
   Provision for losses on accounts receivable                                              538         434           588
   Gain on sale of broadcasting property assets                                          (1,585)          -             -
   Extraordinary item                                                                       182           -             -
   Other                                                                                     64         (71)           43
   Net changes in operating assets and liabilities                                       (1,256)     (1,507)       (1,237)
                                                                                       -------------------------------------
Net cash provided by operating activities                                                 4,175       2,350         4,801

INVESTING ACTIVITIES
Purchases of property and equipment                                                      (1,307)     (1,514)       (2,081)
Cash in escrow                                                                             (175)      1,175             -
Purchase of radio station assets:
 Property and equipment                                                                       -      (2,608)            -
 Intangibles                                                                                  -      (9,844)            -
Increase in intangibles                                                                    (267)       (521)          (87)
Net proceeds from sale of broadcasting property assets                                    8,895            -          300
                                                                                       -------------------------------------
Net cash provided (used) by investing activities                                          7,146     (13,312)       (1,868)

FINANCING ACTIVITIES
Long-term debt borrowings                                                                 3,000      17,200         8,450
Extinguishment of debt                                                                   (3,360)          -             -
 Redemption of Cumulative Preferred Stock:
   Series B                                                                                (842)          -             -
   Series C                                                                                (374)          -             -
Payments of deferred interest to Investors                                               (1,457)          -             -
Payments on long-term debt borrowings                                                   (10,527)     (6,200)      (10,079)
                                                                                       -------------------------------------
Net cash provided (used) by financing activities                                        (13,560)     11,000        (1,629)
                                                                                       -------------------------------------

Increase (decrease) in cash and cash equivalents                                         (2,239)         38         1,304
Cash and cash equivalents at beginning of year                                            2,407         168           206
                                                                                       -------------------------------------
Cash and cash equivalents at end of year                                               $    168    $    206      $  1,510
                                                                                       =====================================

See accompanying notes.

                          NewCity Communications, Inc.

                   Notes to Consolidated Financial Statements

                               December 31, 1996



1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

NewCity Communications, Inc. (the "Company") operates exclusively in the radio broadcasting industry. Through its subsidiaries, the Company is the owner and operator of seventeen radio stations that are located in six geographical markets in the Southeastern, Southwestern and Northeastern regions of the United States.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, NewCity Broadcasting Company, Inc., which itself has various wholly owned subsidiaries. Upon consolidation, all significant intercompany accounts and transactions are eliminated.

REVENUE RECOGNITION

Revenue is recognized as advertising air time is broadcast and is net of advertising agency commissions.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Property and equipment is stated on the basis of cost. Depreciation of equipment is computed by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized by the straight-line method over the lesser of the useful lives of the improvements or the lease term.

INTANGIBLES

The excess of cost over the net assets of broadcasting properties acquired (attributable primarily to FCC licenses) is being amortized over a forty year period by the straight-line method. Other intangible assets are amortized over the economic useful lives of such assets. Upon the determination by management that any impairment has occurred in the carrying value of an intangible, based on economic events or circumstances, an adjustment is recorded reducing such intangible during such determination period. The valuation method used to determine if any impairment has occurred is based on fair value measurements provided by independent sources or undiscounted future cash flows. Such cash flows are defined by management as earnings before interest, income taxes, depreciation and amortization expenses. There were no impairment adjustments to goodwill during 1996, 1995 or 1994.

                          NewCity Communications, Inc.

             Notes to Consolidated Financial Statements (continued)



1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BARTER TRANSACTIONS

The Company records barter transactions at the fair value of goods and/or services received. Expenses from barter transactions are recognized when goods and/or services received have been used. Revenue from barter transactions is recognized when advertising time is provided.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Fair value approximates carrying value.

DEFINED CONTRIBUTION PLAN

The Company sponsors a defined contribution plan (the "Plan") that covers all employees who meet the eligibility conditions of the Plan, as defined. Contributions to the Plan by the Company are determined annually by its Board of Directors in accordance with the terms of the Plan. During the years ended December 31, 1996, 1995 and 1994, the Company contribution to the Plan was approximately $10,000 each year. Employee contributions to the Plan are voluntary and are based on eligible compensation, as defined.

RADIO STATION FORMAT COSTS

The Company considers all costs incurred in connection with changing the programming format of its radio stations to be period costs expensed as incurred.


2. DEBT

Long-term debt is comprised of the following (in thousands):

                                                                                    DECEMBER 31               1996
                                                                                 1995          1996        FAIR VALUE
                                                                             --------------------------------------------
Borrowings under Senior Credit Facility:
   Line of Credit due in 2000                                                    $ 6,000       $ 4,700       $ 4,700
   Term Loan due in 1999                                                           4,000         3,800         3,800
                                                                             --------------------------------------------
                                                                                  10,000         8,500         8,500

16.33% promissory note                                                             2,000         1,000         1,000
11.375% senior subordinated notes, due November 1, 2003                           75,000        75,000        80,625
Mortgage note payable                                                                  -           873           873
                                                                             ---------------------------
                                                                                  87,000        85,373
Less current portion                                                               1,200         2,000
                                                                             ---------------------------
                                                                                 $85,800       $83,373
                                                                             ===========================

The fair value of the Company's 11.375% subordinated notes is based on published market prices.

                          NewCity Communications, Inc.

2. DEBT (CONTINUED)

On November 1, 1993 in connection with a refinancing, the Company entered into a loan agreement with Fleet National Bank (Fleet) that provided for an aggregate senior credit facility of $15,000,000. One portion of the senior credit facility provided an $11,000,000 reducing revolving line of credit maturing on March 31, 2000 (the "Line of Credit"). Beginning on March 31, 1996, the Line of Credit became subject to permanent quarterly reductions that continue until maturity on March 31, 2000, when a final aggregate reduction of $2,000,000 occurs. As of December 31, 1996, the Line of Credit availability was $3,837,000 as the result of scheduled reductions in 1996, an open standby letter of credit of $1,163,300 issued by Fleet in May 1996 in connection with the Company's 16.33% promissory note due May 16, 1997, and borrowings outstanding. The Fleet Agreement also provided for a separate revolving line of credit of $4,000,000 for acquisitions of radio stations, as defined, that converted to a term loan on March 31, 1996 and matures on December 31, 1999 (the "Term Loan"). Principal payments for borrowings outstanding on the conversion date began on June 30, 1996 and continue on a quarterly basis until maturity in amounts ranging from $66,666 to $400,000. Collectively, the Line of Credit and the Term Loan represent the Company's aggregate senior credit facility (the "Senior Credit Facility").

Interest on any borrowings under the Fleet Agreement is payable at the prime interest rate maintained by Fleet plus 1.5% or, at the Company's option, the London Interbank Offered Rate ("LIBOR") plus 2.75% (the "LIBOR Option"). At December 31, 1995 and 1996, the Company had exercised its LIBOR Option for the entire principal balances outstanding with Fleet, thereby setting its interest rates on such borrowings at approximately 8.4% through November 1996, and 8.3% through February 1997, respectively. The effective interest rate for the Fleet borrowings, including amortization of deferred financing costs, was 9.4%, 10%, and 10.9% for the years ended December 31, 1994, 1995 and 1996, respectively. The Company has pledged all assets to Fleet. In addition, the terms of the Fleet Agreement, among other conditions, restrict the Company's ability to pay dividends and incur additional indebtedness; require the Company to maintain an annual minimum level of cash flow, as defined; and restrict annual capital expenditures.

The 16.33% promissory note was issued on May 17, 1995 in connection with the acquisition of substantially all the assets of radio station KJSR-FM in Tulsa, Oklahoma (see Note 4). Such promissory note, which will be constantly secured by a standby letter of credit for all future debt service payments, requires a final principal payment of $1,000,000, plus interest, on May 16, 1997.

On November 2, 1993, the Company entered into an agreement with Shawmut Bank Connecticut, National Association (the "Trustee") that governs the terms and conditions of the 11.375% Senior Subordinated Notes (the "Notes") (the "Indenture"). Among the conditions of the Indenture are limitations on the Company's ability to incur additional indebtedness and make restricted payments, as defined. Interest on the Notes is payable each May 1 and November 1 to the Trustee. For the years ended December 31, 1994, 1995 and 1996, the effective interest rate for the Notes, including amortization of deferred financing costs, approximated 12%, respectively.

                          NewCity Communications, Inc.

2. DEBT (CONTINUED)

The Company also entered into an Amended and Restated Note and Stock Purchase Agreement on November 2, 1993 with its Investors, as defined in Note 6, (the "Amended Investor Agreement") in connection with its refinancing. The Amended Investor Agreement provides for limitations on additional indebtedness and restricted payments, as defined, among other conditions. In addition, the Amended Investor Agreement provides for limitations, as defined, on any distributions related to, or redemptions of, its capital stock and grants certain registration rights, as defined, to the Investors in connection with certain future events affecting the Common Stock of the Company. The Company has also agreed to indemnify the Investors for any future incremental income taxes incurred by the Investors arising as a result of the refinancing of certain Investor indebtedness in 1993 that was paid in 1994.

During the year ended December 31, 1994, the Company recorded an extraordinary loss of $182,000 related to its early retirement of certain indebtedness to Investors. Such loss represents the write-off of unamortized deferred financing costs.

Annual principal maturities of long-term debt through the year 2001 at December 31, 1996 are as follows (in thousands):

                 1997                           $ 2,000
                 1998                             1,235
                 1999                             4,338
                 2000                             2,041
                 2001                                45
                 Thereafter                      75,714
                                             -------------
                                                $85,373
                                             =============

3. AGREEMENT TO SELL AND LEASE BROADCASTING PROPERTY

On June 18, 1993 the Company entered into a contract for the sale of substantially all the assets of WJZF-(FM) (formerly WYAI-FM), a radio broadcasting property also located in Atlanta, Georgia, for $8,000,000. A challenge to such contract was filed with the Federal Communications Commission ("FCC") which significantly delayed the completion of the contract closing. On May 5, 1995, the FCC dismissed the application for consent to the sale of WJZF-(FM). The prospective buyer has appealed the FCC ruling. The FCC's decision and the ultimate outcome of any appeal related to WJZF-(FM) should not have a material financial impact on the Company.

The company that is appealing the FCC's decision to allow the purchase of WJZF-(FM) also entered into an agreement effective January 1, 1994 to begin leasing substantially all the assets of such radio station. The lease may be terminated at the option of either party, as defined.

                          NewCity Communications, Inc.

3. AGREEMENT TO SELL AND LEASE BROADCASTING PROPERTY (CONTINUED)

On September 20, 1994, the Company amended the existing leasing arrangement for radio station WJZF-(FM) (the "Amendment"). Among other items, the Amendment provided for the extension of the lease term through December 31, 1999 and the issuance by the Company to the lessee of an exclusive option to purchase substantially all the assets of radio station WJZF-(FM) during the lease term (the "Option"). In consideration for the Option, the Company received a cash payment of $9,123,000 that is nonrefundable (the "Option Payment"). Upon the exercise of the Option, the Company will receive additional cash consideration of $100. In addition, upon the exercise of the option, the Company is obligated to execute a new definitive agreement for the sale of substantially all the assets of WJZF-(FM). Of the total cash proceeds received, $6,033,000 was immediately paid to the Investors to retire certain indebtedness, plus deferred interest, and all the outstanding shares of certain redeemable preferred stock, plus accrued dividends (see Note 6). An additional $3,000,000 was concurrently used to reduce outstanding borrowings under the Company's Senior Credit Facility. Because the cash proceeds received from the Option Payment are nonrefundable and such proceeds, in the opinion of management, approximated the fair market value of the assets of WJZF-(FM), the Company accounted for the economic substance of this transaction as if a sale of substantially all the assets of WJZF-(FM) had occurred. Accordingly, a gain of $1,585,000 was recorded for financial reporting purposes equal to the difference between the Option Payment received, less all related selling expenses, and the net carrying value of the assets of WJZF-(FM), including all intangibles and equipment. For income tax purposes, the Company recognized a loss related to the WJZF-(FM) transaction.

Net broadcasting revenues and operating costs and expenses for the broadcasting properties sold or held for sale or lease were as follows (in thousands):


                                                                     YEAR ENDED DECEMBER 31
                                                              1994              1995             1996
                                                      -----------------------------------------------------
Net broadcasting revenues                                     $270              $349             $363
Operating costs and expenses                                   485               270              283

4. ACQUISITIONS

During 1995 the Company acquired substantially all the assets of the following radio broadcasting properties:

     ACQUISITION       PURCHASE PRICE    RADIO BROADCASTING PROPERTY
        DATE                                    AND LOCATION
----------------------------------------------------------------------

May 31, 1995              $6,000,000    WCFB(FM), Orlando, Florida
May 17, 1995               3,500,000    KJSR(FM), Tulsa, Oklahoma
March 17, 1995             3,206,000    KCJZ(FM), San Antonio, Texas
March 3, 1995                500,000    WZKD(AM), Orlando, Florida

Each of these acquisitions was financed with a combination of borrowings under the Senior Credit Facility (see Note 2), promissory notes to seller, certain indebtedness to Investors, cash in escrow or cash on hand.

                          NewCity Communications, Inc.

4. ACQUISITIONS (CONTINUED)

The purchase method of accounting for business combinations was used to record all acquisitions and, accordingly, the accompanying consolidated financial statements reflect the operating results of the radio stations from the respective dates of acquisition. A substantial portion of each purchase price was allocated to intangibles to reflect the FCC broadcasting licenses acquired.

The unaudited consolidated results of operations of the Company on a pro forma basis for the years ended December 31, 1994 and 1995, assuming all acquisitions occurred on January 1 of each respective year, are as follows (in thousands):

                                                 YEAR ENDED DECEMBER 31
                                                 1994            1995
                                           -----------------------------------

Net broadcasting revenues                     $53,995          $55,636
Loss before extraordinary item                    (34)            (675)
Net income (loss)                               1,369             (675)

5. LEASING ARRANGEMENTS FOR BROADCASTING PROPERTIES

During the three year period ended December 31, 1996, the Company leased substantially all the assets of certain radio broadcasting properties under separate leasing arrangements, including two such leasing arrangements for KCJZ(FM) and WODL(FM) with its Investors. At December 31, 1996, only leasing arrangements involving two radio stations in Syracuse, two radio stations in Tulsa and three radio stations in Orlando remained in effect. Such leasing arrangements, which are all with Cox Radio, Inc., will expire upon the sale of the Company's outstanding capital stock to Cox Radio, Inc. (see Note 14).

Monthly fees for each leasing arrangement are based on defined terms.

The Company has treated all leasing arrangements for radio stations as operating leases. It has included the broadcasting revenues and operating costs and expenses of each radio station from the respective initial lease dates in its consolidated statement of operations.

6. TRANSACTIONS WITH INVESTORS

During 1990, the Company entered into a Note and Stock Purchase Agreement (Investor Agreement) with an association of investment partnerships and individual investors (collectively the Investors) that provided for a cash investment in the Company by the Investors. As consideration for such investment, the Investors received 6,000 shares of newly created $166.67 Redeemable Preferred Stock and 8,000 shares of newly created 9% Convertible Preferred Stock. Each share of these two new classes of preferred stock was sold to the Investors at $1,000 per share.

On November 2, 1993, as a result of a refinancing of the Company's long-term indebtedness, the Company entered into an Amended Investor Agreement that provided for the Company to issue two new series of Redeemable Preferred Stock to the Investors in exchange for certain outstanding shares of Preferred Stock held by the Investors prior to the refinancing which had been issued by two subsidiaries to assist in financing certain acquisitions. As a result, the Company issued to its Investors 2,700 shares of newly created Series B Redeemable Preferred Stock and 1,450 shares of newly created Series C Redeemable Preferred Stock. The Preferred Stock shares returned to the Company by the Investors were retired. Both the Series B and C shares were subject to a mandatory redemption on December 31, 2005.

                          NewCity Communications, Inc.

6. TRANSACTIONS WITH INVESTORS (CONTINUED)

However, on September 20, 1994, the Company redeemed all shares of its Series B and C Preferred Stock for $830,000 and paid aggregate accrued cumulative dividends thereon of $385,700 to its Investors (see Note 2 for additional details). In addition, on September 20, 1994, the Company retired certain indebtedness due to the Investors of $3,360,000, plus deferred interest through such date. The Company had borrowed such indebtedness from the Investors to assist in financing the acquisitions of certain radio broadcasting properties. As part of the Amended Investor Agreement, the Company amended its certificate of incorporation on November 2, 1993 to provide for the extension of the mandatory redemption date for the $166.67 Redeemable Preferred Stock to December 31, 2005. Also, such amendment provides that dividends on the $166.67 Preferred Stock cease to accrue after July 31, 1998 and that the aggregate maximum redemption value is $14,000,000.

On March 17, 1995, the Company acquired substantially all the assets of KCJZ(FM), located in San Antonio, Texas, from its Investors for a cash payment of $3,206,000 (see Note 4). Previously, such radio station had been leased from the Investors.

The $166.67 Redeemable Preferred Stock shareholders are entitled to a cumulative cash dividend each year on July 31. However, the declaration and payment date for such dividends is subject to the approval of the Board of Directors. Since the date of issuance, the Company has not paid a cash dividend on this stock. Convertible Preferred Stock dividends are payable only if and when declared by the Board of Directors.

The $166.67 Redeemable Preferred Stock has a mandatory redemption value of $1,000 per share plus any unpaid cumulative dividends. Also, the $166.67 Redeemable Preferred Stock is subject to a mandatory redemption and, accordingly, dividends are accrued ratably over the period by increasing the carrying amount of the Redeemable Preferred Stock obligation with a corresponding charge to additional paid-in capital or accumulated deficit. At December 31, 1996, aggregate cumulative accrued dividends amounted to $6,348,000 on such stock. In the event of the Company's liquidation or similar circumstances, as defined in the Investor Agreement, the Redeemable Preferred Stock shareholders are entitled to receive $1,000 per share plus any unpaid cumulative dividends while the Convertible Preferred Stock shareholders are entitled to receive $1,000 per share before any payments can be made to Common Stock shareholders.

However, the liquidation value per share for the Convertible Preferred Stock reduces annually by $125 each August 1. The Convertible Preferred Stock provides the option, at any time, to convert each share into 44.26 shares of the Company's Class B Common Stock, subject to certain adjustments, and to exercise registration rights in certain circumstances. The $166.67 Redeemable Preferred Stock and Convertible Preferred Stock provide for shareholder voting approval of certain transactions, as defined. The Company has reserved 354,080 shares of Class B stock for such conversion.

The amendment to the certificate of incorporation on November 2, 1994 required by the Amended Investor Agreement also provided that the approval of a majority interest of the holders of the $166.67 Redeemable Preferred Stock is required for any future changes to the Company's existing capital stock structure.

                          NewCity Communications, Inc.

6. TRANSACTIONS WITH INVESTORS (CONTINUED)

Because the Series B and C Preferred Stock shares redeemed in 1995 were subject to a mandatory redemption, dividends were accrued ratably over the period by increasing the carrying amount of the respective obligations with a corresponding charge to additional paid-in capital due to the absence of accumulated earnings.

All shares outstanding for the $166.67 Redeemable Preferred Stock are nonvoting except as required by law or agreement.

7. CAPITAL STOCK

The $.05 Preferred Stock is issuable in designated series at the discretion of the Board of Directors. The Board of Directors also has the authority to determine all rights and restrictions associated with any designated series to be issued including redemption and liquidation values, and dividend and conversion rights. All series of Preferred Stock are nonvoting, except as required by law or agreement.

The Board of Directors designated 25,000 shares of Preferred Stock as Cumulative Preferred Stock, Series A, with a redemption value of $1,000 per share and an annual dividend rate of $200 per share in cash or additional shares of Series A Preferred Stock payable on each December 31. The Series A Preferred Stock was subject to a mandatory redemption on July 31, 1998 and accordingly dividends were accrued ratably over the period by increasing the carrying amount of the Series A Preferred Stock obligation with a corresponding charge to additional paid-in capital.

The shareholders of Class A and Class B Common Stock have the right to vote, with Class A shares having ten times the voting rights of Class B shares. Under the terms of its loan agreements, the Company cannot pay cash dividends on its Class A and Class B Common Stock until minimum annual cash flow and operating income requirements, as defined in the respective loan agreements, have been attained.

Additionally, all holders of currently outstanding Common Stock have entered into, and anyone purchasing Common Stock shall be required to enter into, a "Purchase Agreement" containing restrictions on the resale or transfer of that stock. Any sale, assignment, transfer or other disposition of Common Stock is subject to the Company's right of first refusal and upon the other terms and conditions as offered by a third party.

In total, the Company had reserved 515,994 shares of Class B Common Stock for future issuance at December 31, 1996.

All repurchases of Common Stock are subject to compliance with covenants contained in the Company's loan agreements as well as restrictions imposed by applicable legal requirements regarding sufficiency of capital surplus. The Purchase Agreement provides that the Company may purchase shares of Common Stock with either cash or, if not permitted by its loan agreements to pay cash, a noninterest bearing promissory note which will be subordinated to the Company's other debt instruments. The promissory notes will have no stated maturity, permitting the Company to defer payment of such notes until it is permitted to do so under its various loan agreements.

See Notes 6 and 8 for additional information concerning the Company's capital stock.

                          NewCity Communications, Inc.

8. STOCK OPTION PLAN AND EMPLOYEE STOCK PURCHASE PLAN

The Company has an Incentive Stock Option Plan (the Plan) and has authorized 100,000 shares of Class B Common Stock for issuance thereunder, of which 53,070 are available for grant at December 31, 1996. Under terms of the Plan, the exercise price of any options will not be less than the fair market value of such shares at the date such options are granted. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." At December 31, 1996, there were no options outstanding under such plan. During 1996, 1995 and 1994, there were no such options exercised.

On February 1, 1996, the Company granted an option to an officer that permits the purchase of up to 3,534 shares of Class B Common Stock at an exercise price of $20 per share. Such option expires in 2001. The Company is accounting for this option in accordance with APB 25 as permitted under SFAS 123, "Accounting for Stock Based Compensation." Pro forma information related to the stock option grant in 1996 has not been presented as the impact of the fair value of the stock option was insignificant to the results of operations.

The Company also has an Employee Stock Purchase Plan and has reserved 158,500 shares of Class B Common Stock and 694 shares of Series A Redeemable Preferred Stock for issuance thereunder, of which 108,883 shares and 62 shares, respectively, are available for purchase at December 31, 1996. The purchase price per share for both the Class B Common Stock and the Series A Redeemable Preferred Stock shall be determined by the Board of Directors on the date such shares are authorized to be granted. During 1996, 1995 and 1994, respectively, no shares of Class B Common Stock or Series A Stock were sold under the Plan.

9. LEASE COMMITMENTS

The Company conducts a substantial portion of its operations from leased premises and also leases various equipment. The leases, classified as operating leases, extend through 2010 and provide for options to extend lease terms in certain instances.

Future annual minimum payments under noncancelable office space and equipment operating leases are as follows at December 31, 1996 (in thousands):


                1997                           $1,122
                1998                              982
                1999                              720
                2000                              370
                2001                              338
                Thereafter                        629
                                            ------------
                                               $4,161
                                            ============

Rent expense attributable to all operating leases was $1,805,000, $1,693,000 and $2,680,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

Included in such rental expense is $618,000, $380,000 and $1,204,000 in 1994, 1995 and 1996, respectively, for operating lease arrangements related to broadcasting properties.

                          NewCity Communications, Inc.

10. BARTER TRANSACTIONS

Excluding barter transactions related to its broadcasting properties sold the accompanying consolidated statement of operations includes revenue from barter transactions of $3,180,000, $4,346,000 and $4,268,000, and expenses from barter transactions of $3,230,000, $4,292,000 and $4,412,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

11. INCOME TAXES

Significant components of the Company's deferred income tax liability and assets are as follows (in thousands):

                                                                   DECEMBER 31,
                                                              1995             1996
                                                          ----------------------------
Deferred income tax liability - goodwill amortization        $    332      $   554
                                                          ============================

Deferred income tax assets:
   FCC broadcast licenses                                    $  7,796      $ 6,237
   Allowance for bad debts                                        264          252
   Net operating loss carryforwards                             2,366        2,234
   All others                                                     289          318
                                                          ----------------------------
Total deferred income tax assets                               10,715        9,041
Valuation allowance for deferred income tax assets            (10,383)      (8,487)
                                                          ----------------------------
   Net deferred income tax assets                            $    332      $   554
                                                          ============================

The valuation allowance for deferred income tax assets was $1,659,000 at January 1, 1995.

The reconciliation of income tax attributable to income before extraordinary item computed at the U.S. federal statutory tax rates to income tax expense follows (in thousands):

                                                                                LIABILITY METHOD
                                                               1994                    1995                   1996
                                                      ----------------------------------------------------------------------
                                                         AMOUNT    PERCENT     AMOUNT     PERCENT       AMOUNT    PERCENT
                                                      ----------------------------------------------------------------------

Tax at U.S. federal statutory rates                     $  820       34.0%      $ (51)      (34)%      $   748      34.0%
State income taxes, net of federal tax benefit             109        4.5         164       110            330      15.0
Amortization of goodwill                                   440       18.2         188       126            481      21.9
Expense of sale of stock                                     -          -           -         -            238      10.8
Gain on sale of broadcasting property                     (663)     (27.5)          -         -              -         -
Change in valuation allowance                             (718)     (29.8)          -         -         (1,531)    (69.6)
Effect of extraordinary item                               (61)      (2.6)          -         -              -         -
Other                                                      238       10.0         (52)      (35)           234      10.6
                                                      ----------------------------------------------------------------------
                                                        $  165        6.8%      $ 249       167 %      $   500      22.7%
                                                      ======================================================================

                          NewCity Communications, Inc.

11. INCOME TAXES (CONTINUED)

At December 31, 1996, the Company had a federal net operating loss carryforward of approximately $7,511,000 that expires in various amounts in years through 2011. Pursuant to the Internal Revenue Code, the Company's loss carryforwards could be limited under certain circumstances.

During 1995, the Company obtained the approval of the Internal Revenue Service
(IRS) to begin amortizing, for federal income tax reporting purposes, the costs attributable to the Federal Communications Commission (FCC) broadcasting licenses acquired in 1986. The total of such costs of $33,317,000 will be included as additional amortization expense in the Company's income tax returns through 2000.

The Company reported the following current provisions for income taxes (in thousands):

                           1994              1995             1996
                     ----------------------------------------------------

Federal                     $  -             $  -             $  -
State                        165              249              500
                     ----------------------------------------------------
                            $165             $249             $500
                     ====================================================

For the years ended December 31, 1994, 1995 and 1996, the Company also recorded provisions for state franchise taxes. However, such amounts, which are immaterial to consolidated results of operations, are included in selling, general and administrative expenses.

On April 17, 1993, the Department of Revenue of the Commonwealth of Massachusetts made an assessment against the Company of approximately $451,000 relating to the tax years 1987 to 1989. The Company intends to defend this assessment vigorously through the administrative process and, if necessary, in the courts. In the opinion of management, the outcome of the matter described in this paragraph will not have a material adverse effect on the Company's financial condition or results of operations.

12. CONTINGENCIES

The Company is party to certain litigation arising in the ordinary course of business. Management believes, based upon discussion with counsel, that such litigation will not have any material adverse effect on the financial condition, cash flows or results of operations of the Company.

                          NewCity Communications, Inc.

13. SUPPLEMENTAL CASH FLOW INFORMATION

Net changes in operating assets and liabilities include (in thousands):

                                                                                       1994         1995          1996
                                                                                   -----------------------------------------

       Accounts receivable                                                            $  (575)     $  (489)     $(3,761)
       Prepaid expenses and other assets                                                  246          141          (66)
       Deferred barter expenses                                                           165          (53)        (110)
       Accounts payable                                                                  (158)        (212)          48
       Salaries, wages and commissions payable                                             21           45          693
       Accrued interest payable                                                          (402)         249           18
       Other accrued expenses                                                            (527)      (1,369)       1,357
       State taxes payable                                                                107           (9)         353
       Deferred barter revenue                                                           (133)         190          231
                                                                                   -----------------------------------------
                                                                                      $(1,256)     $(1,507)     $(1,237)
                                                                                   =========================================


The components of depreciation, amortization and deferred interest expense are as follows (in thousands):


                                                                                       1994         1995          1996
                                                                                   -----------------------------------------

       Depreciation and amortization of property and equipment                         $1,282       $1,751       $1,544
       Amortization of intangibles                                                      1,788        1,759        1,773
       Deferred interest expense                                                        1,098          382          390
                                                                                   -----------------------------------------
                                                                                       $4,168       $3,892        3,707
                                                                                   =========================================

Income tax payments were $190,000, $267,000 and $241,000 in 1994, 1995 and
1996, respectively.

During the years ended December 31, 1994, 1995 and 1996, interest payments amounted to $9,425,000 (excluding aggregate deferred interest payments to Investors of $1,457,000), $9,125,000 and $9,709,000, respectively.

See Notes 2, 4, 6 and 10 for description of noncash transactions.

14. MERGER WITH COX RADIO, INC.

On July 3, 1996, the Company filed a report on Form 8-K related to an Agreement and Plan of Merger dated July 1, 1996 (Agreement) signed with Cox Radio, Inc. a wholly owned subsidiary of Cox Broadcasting, Inc. (Cox). Such Agreement involves the proposed sale of all outstanding capital stock to Cox for total consideration, including assumed indebtedness, of approximately $250,000,000, subject to certain post-closing adjustments in accordance with the terms of the agreement. Management expects the merger to occur in April 1997.